Exhibit 99.1

Intrexon Announces Second Quarter and First Half 2016 Financial Results

– Quarterly revenues of $52.5 million and GAAP net loss of $49.1 million including non-cash charges of $44.0 million –

– Adjusted EBITDA of $110.7 million –

GERMANTOWN, MD, August 9, 2016 – Intrexon Corporation (NYSE: XON), a leader in the engineering and industrialization of biology to improve the quality of life and health of the planet, today announced its second quarter and first half financial results for 2016.

Business Highlights and Recent Developments:

•	The U.S. Food and Drug Administration (FDA) published final finding of no significant impact and final environmental assessment on Oxitec’s OX513A self-limiting mosquito concluding that a field trial of the Friendly™ Aedes in Key Haven, Florida, will not result in a significant impact on the environment;

•	Expanded Oxitec’s ‘Friendly™ Aedes aegypti Project’ in Piracicaba, Brazil to an area in the city’s center covering 60,000 residents. Releases of Friendly™ Aedes, the mosquito that fights the primary vector of dengue, Zika and chikungunya, began in July;

•	Oxitec reported results from Piracicaba’s Epidemiologic Surveillance service which showed a 91% reduction of dengue fever cases registered in the 2015/2016 dengue-year as compared to the 2014/2015 period in the CECAP/Eldorado district, an area of 5,000 residents and the initial site of the ‘Friendly™ Aedes aegypti Project’;

•	Announced Grand Cayman will use Oxitec’s Friendly™ Aedes to suppress wild Aedes aegypti in an effort to help eliminate diseases transmitted by this mosquito. Releases of Friendly™ Aedes began in July;

•	Announced the formation of Intrexon Crop Protection (ICP), a wholly-owned subsidiary dedicated to bio-based control of agricultural pests and diseases through the utilization of Oxitec’s diverse self-limiting gene platform for species-specific insect control, as well as the ActoBiotics® system for the expression of targeted biologicals for pest and disease management programs;

•	Introduced Florian™ technology, an “on-off” regulation switch system which exhibits the capability to regulate the timing of flowering, as well as selectively activate specific plant genes, through topical application of an activator. This technology demonstrates potential for enabling a variety of commercial applications in agriculture, and the Company will focus its initial efforts on near-to-market opportunities in turf, floral, and forage industries;

•	Announced amendments to Exclusive Channel Collaborations (ECCs) with ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP) in the fields of oncology and graft-versus-host-disease to improve alignment. Operating profit rates payable to Intrexon from ZIOPHARM on products developed under these ECCs decrease from 50% to 20%, excluding the companies’ existing collaboration with Merck Serono, the biopharmaceutical division of Merck KGaA. Economics from any future sublicensing arrangements with third party collaborators will be split evenly. Intrexon received $120 million in ZIOPHARM preferred stock along with a monthly dividend of 1% payable in additional preferred shares;

•

Collaborator ZIOPHARM announced plans for a Phase I clinical trial utilizing autologous T cells transduced with lentivirus to express a CD33-specific chimeric antigen receptor (CAR) in patients with relapsed or refractory acute myeloid leukemia. This will be second trial initiated at The

University of Texas MD Anderson Cancer Center under the research and development agreement among ZIOPHARM, Intrexon, and MD Anderson to expeditiously move promising treatments from bench to clinic;

•	Entered into an ECC with AD Skincare, Inc., backed by the Harvest Intrexon Enterprise Fund, sponsored by Harvest Capital Strategies, LLC, which will focus on developing an advanced delivery system for anti-aging active ingredients to be used in cosmetic formulations that are designed to reduce the appearance of certain signs of aging on human facial skin;

•	Collaborator Fibrocell Science, Inc. (NASDAQ: FCSC) initiated adult patient recruitment in its Phase I/II clinical trial of FCX-007 in June and during July reported the first two adult subjects had been enrolled. Fibrocell expects to commence dosing this year;

•	Two Intrexon collaborators’ gene therapy programs received Orphan Drug designation from the FDA: Fibrocell’s FCX-013 for the treatment of linear scleroderma and Agilis Biotherapeutics’ AGIL-FA for the treatment of Friedreich’s ataxia;

•	Exemplar Genetics announced the FDA exercised enforcement discretion in regard to its ExeGen® low-density lipoprotein receptor miniswine, clearing this animal that enables superior translational research and better predictive efficacy for commercial use as a research model;

•	Intrexon’s subsidiary AquaBounty Technologies, Inc. (AIM: ABTU; OTC: AQBT) received approval from Health Canada for commercial sale of AquAdvantage® Salmon (AAS) in Canada;

•	Appointed Geno Germano, a pharmaceutical executive with over 30 years of experience, to the new role of President, helping lead Intrexon’s management team and commercialization efforts;

•	Appointed Andrew J. Last, Ph.D., a seasoned executive with 30 years of experience spanning life sciences, including biotechnology, genomics, clinical diagnostics, pharmaceuticals and agrochemicals, as Chief Operating Officer, to oversee Intrexon’s multiple technology divisions and operating subsidiaries; and

•	Appointed distinguished life sciences executive Fred Hassan to Intrexon’s Board of Directors.

Second Quarter Financial Highlights:

•	Total revenues of $52.5 million, an increase of 17% over the second quarter of 2015;

•	Net loss of $49.1 million attributable to Intrexon, or $(0.42) per basic share, including non-cash charges of $44.0 million;

•	Adjusted EBITDA of $110.7 million, or $0.94 per basic share;

•	Cash consideration received for reimbursement of research and development services covered 59% of cash operating expenses (exclusive of operating expenses of consolidated subsidiaries);

•	Total consideration received for technology access fees, reimbursement of research and development services and products and services revenues covered 279% of consolidated cash operating expenses; and

•	Cash, cash equivalents, and short-term and long-term investments totaled $321.2 million, the value of investment in preferred stock totaled $120.0 million, and the value of marketable equity securities totaled $39.0 million at June 30, 2016.

First Half Financial Highlights:

•	Total revenues of $95.9 million, an increase of 22% over the first half of 2015;

•	Net loss of $113.5 million attributable to Intrexon, or $(0.97) per basic share, including non-cash charges of $94.6 million;

•	Adjusted EBITDA of $112.5 million, or $0.96 per basic share;

•	Cash consideration received for reimbursement of research and development services covered 57% of cash operating expenses (exclusive of operating expenses of consolidated subsidiaries); and

•	Total consideration received for technology access fees, reimbursement of research and development services and products and services revenues covered 184% of consolidated cash operating expenses.

“We began the year with great anticipation that 2016 will be a period in which we should demonstrate significant progress on several dimensions,” commented Randal J. Kirk, Chairman and Chief Executive Officer of Intrexon, “and so far are tracking very well against our objectives. While continuing our trajectory of growing financial performance and capital efficiency, we have advanced many of our programs, achieving key scientific, developmental and regulatory milestones. In addition, our production and marketing plans around three mature yet game-changing assets – the Friendly™ Aedes mosquito, the Arctic® apple and the AquAdvantage® salmon – are being managed aggressively, and we look forward to the world enjoying the benefits of each of these unique, sustainable and environmentally responsible solutions to major problems.”

Mr. Kirk concluded, “Considering the poignant moment in history that we occupy, one in which there is increasing recognition of the need for the engineering of biology to be responsibly practiced in order to solve an enormous number of world problems in areas such as healthcare, food, energy and the environment, our greatest need in order for Intrexon to play a leading role on this industrial and social vector, is the recruitment and development of great talent at every level of our organization – on our board, within our executive management team and in our labs that today span North America and Europe. In this regard, I am honored every day to work in partnership with our President, Geno Germano, the rest of our executive team and with so many brilliant and dedicated scientists and professionals throughout our organization. I believe that the world should expect great things from such a team, and I believe that they will deliver on these expectations.”

Second Quarter 2016 Financial Results Compared to Prior Year Period

Total revenues were $52.5 million for the quarter ended June 30, 2016 compared to $44.9 million for the quarter ended June 30, 2015, an increase of $7.6 million, or 17%. Collaboration and licensing revenues increased $10.3 million over the quarter ended June 30, 2015 due to (i) the recognition of deferred revenue for upfront payments received from the Company’s license and collaboration agreement with the biopharmaceutical business of Merck KGaA, which became effective in May 2015, and from other collaborations signed by Intrexon between July 1, 2015 and June 30, 2016; and (ii) increased research and development services for these collaborations and for the progression of programs or the addition of new programs with previously existing collaborators. Product revenues were $10.9 million for the quarter ended June 30, 2016 compared to $14.3 million for the quarter ended June 30, 2015, a decrease of $3.4 million, or 24%. The decrease in product revenues and gross margin thereon primarily relates to a decrease in the quantities of pregnant cows, livestock previously used in production and live calves sold due to lower customer demand for these products. The decreases were partially offset by an increase in the quantity of weaned calves sold due to higher customer demand. Service revenues were $13.9 million for the quarter ended June 30, 2016 compared to $13.3 million for the quarter ended June 30, 2015, an increase of $0.6 million, or 5%. The increase relates to an increase in the number of in vitro fertilization cycles performed due to higher customer demand.

Total operating expenses were $75.7 million for the quarter ended June 30, 2016 compared to $62.3 million for the quarter ended June 30, 2015, an increase of $13.4 million, or 22%. Research and development expenses increased $8.0 million, or 39%, due primarily to increases in (i) salaries, benefits and other personnel costs for research and development employees, (ii) lab supplies and consulting expenses, and (iii) depreciation and amortization. Salaries, benefits and other personnel costs increased $2.3 million due to (i) an increase in research and development headcount to support new and expanded collaborations and (ii) costs for research and development employees assumed in the Company’s acquisition of Oxitec Limited, or Oxitec, in September 2015. Lab supplies and consulting expenses increased $3.4 million as a result of (i) the progression into the preclinical phase with certain of Intrexon’s collaborators; (ii) the increased level of research and development services provided to the Company’s collaborators; and (iii) costs incurred as a result of the Company’s September 2015 acquisition of Oxitec. Depreciation and amortization increased $1.9 million primarily as a result of (i) the inclusion of a full quarter of depreciation and amortization on property and equipment and intangible assets acquired in the Company’s 2015 acquisitions, and (ii) amortization related to AquaBounty’s intangible assets upon regulatory approval in November 2015. Selling, general and administrative (SG&A) expenses increased $6.6 million, or 28%, over the second quarter of 2015. Legal and professional expenses increased $5.8 million due to (i) consulting expenses payable in shares of Intrexon’s common stock pursuant to the Company’s services agreement with Third Security, LLC, or Third Security, which the Company entered into in November 2015; (ii) expenses incurred to support domestic and international government affairs for regulatory and other approvals necessary to commercialize the Company’s products and services; (iii) increased legal fees incurred to defend ongoing litigation; and (iv) incremental costs incurred to support the ongoing operations of the Company’s 2015 acquisitions and other business development activities. These increases were partially offset by a decrease of $2.2 million for salaries, benefits and other personnel costs. Salaries, benefits and other personnel costs for SG&A employees decreased primarily due to a decrease in stock compensation and other compensation expenses resulting primarily from the departure of certain officers of the Company. These decreases were partially offset by increased headcount, including a new executive officer to support the Company’s expanding operations as well as the acquisition of Oxitec in September 2015.

First Half 2016 Financial Results Compared to Prior Year Period

Total revenues were $95.9 million for the six months ended June 30, 2016 compared to $78.7 million for the six months ended June 30, 2015, an increase of $17.2 million, or 22%. Collaboration and licensing revenues increased $19.6 million over the six months ended June 30, 2015 due to (i) the recognition of deferred revenue for upfront payments received from the Company’s license and collaboration agreement with the biopharmaceutical business of Merck KGaA, which became effective in May 2015, and from other collaborations signed by Intrexon between July 1, 2015 and June 30, 2016; and (ii) increased research and development services for these collaborations and for the progression of programs or the addition of new programs with previously existing collaborators. Product revenues were $19.4 million for the six months ended June 30, 2016 compared to $23.2 million for the six months ended June 30, 2015, a decrease of $3.8 million, or 16%. The decrease in product revenues and gross margin thereon primarily relates to a decrease in the quantities of pregnant cows, livestock previously used in production and live calves sold due to lower customer demand for these products. The decreases were partially offset by an increase in the quantity of weaned calves sold due to higher customer demand. Service revenues were $24.6 million for the six months ended June 30, 2016 compared to $23.2 million for the six months ended June 30, 2015, an increase of $1.4 million, or 6%. The increase relates to an increase in the number of in vitro fertilization cycles performed due to higher customer demand.

Total operating expenses were $159.7 million for the six months ended June 30, 2016 compared to $183.3 million for the six months ended June 30, 2015, a decrease of $23.6 million, or 13%. Research and development expenses declined $45.5 million, or 46%, due primarily to the inclusion in 2015 of a $59.6 million payment In common stock for an exclusive license to certain technologies owned by the University of Texas MD Anderson Cancer Center. This decrease was partially offset by increases in (i) salaries, benefits and other personnel costs for research and development employees, (ii) lab supplies and consulting expenses, and (iii) depreciation and amortization. Salaries, benefits and other personnel costs increased $4.6 million due to (i) an increase in research and development headcount to support new and expanded collaborations and (ii) costs for research and development employees assumed in the Company’s acquisition of Oxitec in September 2015. Lab supplies and consulting expenses increased $6.2 million as a result of (i) the progression into the preclinical phase with certain of Intrexon’s collaborators; (ii) the increased level of research and development services provided to the Company’s collaborators; and (iii) costs incurred as a result of the Company’s September 2015 acquisition of Oxitec. Depreciation and amortization increased $3.8 million primarily as a result of (i) the inclusion of a full period of depreciation and amortization on property and equipment and intangible assets acquired in the Company’s 2015 acquisitions and (ii) amortization related to AquaBounty’s intangible assets upon regulatory approval in November 2015. SG&A expenses increased $21.8 million, or 43%, over the six months of 2015. Salaries, benefits and other personnel costs for SG&A employees increased $3.8 million due to (i) increased headcount, including a new executive officer, to support the Company’s expanding operations; (ii) a full period of stock compensation expense for a company-wide option grant to employees in March 2015; and (iii) salaries, benefits and other personnel costs for employees assumed in the Company’s acquisition of Oxitec in September 2015. These increases were partially offset by (i) a decrease in stock compensation and other compensation expenses resulting primarily from the departure of certain officers of the Company. Legal and professional expenses increased $9.5 million primarily due to (i) consulting expenses payable in shares of Intrexon’s common stock pursuant to the Company’s services agreement with Third Security which the Company entered into in November 2015; (ii) expenses incurred to support domestic and international government affairs for regulatory and other approvals necessary to commercialize the Company’s products and services; (iii) increased legal fees incurred to defend ongoing litigation; and (iv) incremental costs incurred to support the ongoing operations of the Company’s 2015 acquisitions and other business development activities. In 2016, the Company also recorded $4.2 million in litigation settlement expenses arising from the entrance of a court order in Trans Ova Genetics, L.C.’s trial with XY, LLC.

Total other income (expense), net, was $(43.8 million) for the six months ended June 30, 2016 compared to $94.7 million for the six months ended June 30, 2015, a decrease of $138.5 million, or 146%. This decrease was attributable to the $81.4 million realized gain recognized upon the special stock dividend of all of Intrexon’s shares of ZIOPHARM to the Company’s shareholders in June 2015 and the decrease in fair value of the Company’s equity securities portfolio.

Conference Call and Webcast

The Company will host a conference call today Tuesday, August 9th, at 5:30 PM EDT to discuss the second quarter and first half 2016 financial results and provide a general business update. The conference call may be accessed by dialing 1-888-317-6003 (Domestic US), 1-866-284-3684 (Canada), and 1-412-317-6061 (International) and providing the number 7396635 to join the Intrexon Corporation Call. Participants may also access the live webcast through Intrexon’s website in the Investors section at http://investors.dna.com/events.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. Intrexon’s integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com or follow us on Twitter at @Intrexon.

Non-GAAP Financial Measures

This press release presents Adjusted EBITDA and Adjusted EBITDA per share, which are non-GAAP financial measures within the meaning of applicable rules and regulations of the Securities and Exchange Commission (SEC). For a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles and for a discussion of the reasons why the company believes that these non-GAAP financial measures provide information that is useful to investors see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.” Such information is provided as additional information, not as an alternative to Intrexon’s consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of the Intrexon’s current financial performance.

Trademarks

Intrexon, ActoBiotics, Powering the Bioindustrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation

Reform Act of 1995. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) Intrexon’s current and future ECCs and joint ventures; (ii) Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iii) actual or anticipated variations in Intrexon’s operating results; (iv) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (v) Intrexon’s cash position; (vi) market conditions in Intrexon’s industry; (vii) the volatility of Intrexon’s stock price; (viii) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (ix) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (x) the outcomes of pending or future litigation; (xi) the rate and degree of market acceptance of any products developed by a collaborator under an ECC or through a joint venture; (xii) Intrexon’s ability to retain and recruit key personnel; (xiii) Intrexon’s expectations related to the use of proceeds from its public offerings and other financing efforts; (xiv) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and (xv) Intrexon’s expectations relating to its subsidiaries and other affiliates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intrexon’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

###

For more information regarding Intrexon Corporation, contact:

Investor Contact:

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

investors@intrexon.com

Corporate Contact:

Marie Rossi, Ph.D.

Senior Manager, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com

Intrexon Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$155,081	$135,782
Short-term investments	115,667	102,528
Receivables
Trade, net	27,028	25,101
Related parties	14,394	23,597
Note, net	—	601
Other	2,294	2,995
Inventory	24,492	26,563
Prepaid expenses and other	6,701	6,634

Total current assets	345,657	323,801
Long-term investments	50,463	105,447
Equity securities	39,020	83,653
Investment in preferred stock	120,000	—
Property, plant and equipment, net	46,659	42,739
Intangible assets, net	244,314	247,535
Goodwill	161,257	165,169
Investments in affiliates	22,714	9,977
Other assets	1,028	3,725

Total assets	$1,031,112	$982,046

Liabilities and Total Equity
Current liabilities
Accounts payable	$8,204	$4,967
Accrued compensation and benefits	9,474	19,050
Other accrued liabilities	13,295	7,949
Deferred revenue	53,863	35,366
Lines of credit	461	561
Current portion of long term debt	491	930
Current portion of deferred consideration	9,255	6,931
Related party payables	456	150

Total current liabilities	95,499	75,904
Long term debt, net of current portion	7,530	7,598
Deferred consideration, net of current portion	6,689	8,698
Deferred revenue, net of current portion	271,376	162,363
Deferred tax liabilities	18,680	21,802
Other long term liabilities	3,157	795

Total liabilities	402,931	277,160

Commitments and contingencies
Total equity
Common stock	—	—
Additional paid-in capital	1,297,103	1,249,559
Accumulated deficit	(656,222)	(542,729)
Accumulated other comprehensive loss	(21,651)	(12,752)

Total Intrexon shareholders’ equity	619,230	694,078
Noncontrolling interests	8,951	10,808

Total equity	628,181	704,886

Total liabilities and total equity	$1,031,112	$982,046

Intrexon Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Six months ended
(Amounts in thousands, except share and per share data)	June 30,		June 30
	2016	2015	2016	2015
Revenues
Collaboration and licensing revenues	$27,481	$17,181	$51,554	$31,964
Product revenues	10,884	14,266	19,439	23,199
Service revenues	13,927	13,255	24,592	23,212
Other revenues	209	189	354	365

Total revenues	52,501	44,891	95,939	78,740

Operating Expenses
Cost of products	10,753	11,764	20,315	20,439
Cost of services	6,332	6,503	12,004	11,865
Research and development	28,375	20,381	54,231	99,688
Selling, general and administrative	30,263	23,673	73,144	51,301

Total operating expenses	75,723	62,321	159,694	183,293

Operating loss	(23,222)	(17,430)	(63,755)	(104,553)

Other Income (Expense), Net
Unrealized and realized appreciation (depreciation) in fair value of equity securities	(23,469)	(20,609)	(45,800)	94,845
Interest expense	(267)	(359)	(532)	(702)
Interest income	713	344	1,323	664
Other income (expense), net	676	(326)	1,237	(59)

Total other income (expense), net	(22,347)	(20,950)	(43,772)	94,728
Equity in net loss of affiliates	(5,053)	(2,180)	(10,696)	(4,136)

Loss before income taxes	(50,622)	(40,560)	(118,223)	(13,961)
Income tax benefit (expense)	591	(934)	2,872	(1,729)

Net loss	$(50,031)	$(41,494)	$(115,351)	$(15,690)
Net loss attributable to the noncontrolling interests	967	831	1,858	2,124

Net loss attributable to Intrexon	$(49,064)	$(40,663)	$(113,493)	$(13,566)

Net loss per share, basic and diluted	$(0.42)	$(0.37)	$(0.97)	$(0.13)

Weighted average shares outstanding, basic and diluted	118,141,377	109,318,471	117,501,264	107,720,040

Intrexon Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA per share. To supplement Intrexon’s financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Intrexon presents Adjusted EBITDA and Adjusted EBITDA per share. A reconciliation of Adjusted EBITDA to net income or loss attributable to Intrexon under GAAP appears below. Adjusted EBITDA is a non-GAAP financial measure that Intrexon calculates as net income or loss attributable to Intrexon adjusted for income tax expense or benefit, interest expense, depreciation and amortization, stock-based compensation, shares issued as compensation for services, bad debt expense, noncash research and development expenses related to the acquisition of Intrexon’s license agreement with the University of Texas MD Anderson Cancer Center, litigation settlement expenses, realized and unrealized appreciation or depreciation in the fair value of equity securities, equity in net loss of affiliates and the change in deferred revenue related to upfront and milestone payments. Adjusted EBITDA and Adjusted EBITDA per share are key metrics for Intrexon’s management and Board of Directors for evaluating the Company’s financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital. Management and the Board of Directors believe that Adjusted EBITDA and Adjusted EBITDA per share are useful to understand the long-term performance of Intrexon’s core business and facilitate comparisons of the Company’s operating results over multiple reporting periods. Intrexon is providing this information to investors and others to assist them in understanding and evaluating the Company’s operating results in the same manner as its management and board of directors. While Intrexon believes that these non-GAAP financial measures are useful in evaluating its business, and may be of use to investors, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as non-GAAP financial measures presented by other companies. Adjusted EBITDA and Adjusted EBITDA per share are not measures of financial performance under GAAP, and are not intended to represent cash flows from operations nor earnings per share under GAAP and should not be used as an alternative to net income or loss as an indicator of operating performance or to represent cash flows from operating, investing or financing activities as a measure of liquidity. Intrexon compensates for the limitations of Adjusted EBITDA and Adjusted EBITDA per share by using them only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA and Adjusted EBITDA per share have limitations as an analytical tool and you should not consider them in isolation or as a substitute for analysis of Intrexon’s results as reported under GAAP.

In addition to the reasons stated above, which are generally applicable to each of the items Intrexon excludes from its non-GAAP financial measure, Intrexon believes it is appropriate to exclude certain items from the definition of Adjusted EBITDA for the following reasons:

•	Interest expense may be subject to changes in interest rates which are beyond Intrexon’s control;

•	Depreciation of Intrexon’s property and equipment and amortization of acquired identifiable intangibles can be affected by the timing and magnitude of business combinations and capital asset purchases;

•	Stock-based compensation expense is a noncash expense and may vary significantly based on the timing, size and nature of awards granted and also because the value is determined using formulas which incorporate variables, such as market volatility.

•	Shares issued as compensation for services and bad debt expense are noncash expenses which Intrexon excludes in evaluating its financial and operating performance;

•	Unrealized and realized appreciation or depreciation in the fair value of securities which Intrexon holds in its collaborators may be significantly impacted by market volatility and other factors which are outside of the Company’s control in the short term and Intrexon intends to hold these securities over the long term except as provided above;

•	Equity in net loss of affiliate reflects Intrexon’s proportionate share of the income or loss of entities over which the Company has significant influence, but not control, and accounts for using the equity method of accounting. The Company’s acquisition of the license agreement with the University of Texas MD Anderson Cancer Center was a noncash expense Intrexon incurred to obtain access to specific technologies, which are strategic to the Company. Intrexon believes excluding the impact of such losses or gains on these types of strategic investments from its operating results is important to facilitate comparisons between periods;

•	Litigation settlement expenses are an estimate of the net amount due, including prejudgment interest, as a result of the final court order from Intrexon’s trial with XY, LLC. Intrexon believes it has compelling grounds to overturn the adverse rulings of the court order through appellate action and that, as a result, the amount of the damages could be reduced or eliminated; and

•	GAAP requires Intrexon to account for its collaborations as multiple-element arrangements. As a result, the Company defers certain collaboration revenues because certain of its performance obligations cannot be separated and must be accounted for as one unit of accounting. The collaboration revenues that Intrexon so defers arise from upfront and milestone payments received from the Company’s collaborators, which Intrexon recognizes over the future performance period even though the Company’s right to such consideration is neither contingent on the results of Intrexon’s future performance nor refundable in the event of nonperformance. In order to evaluate Intrexon’s operating performance, its management adjusts for the impact of the change in deferred revenue for these upfront and milestone payments in order to include them as a part of adjusted EBITDA when the transaction is initially recorded. The adjustment for the change in deferred revenue removes the noncash revenue recognized during the period and includes the cash and stock received from collaborators for upfront and milestone payments during the period. Intrexon believes that adjusting for the impact of the change in deferred revenue in this manner is important since it permits the Company to make quarterly and annual comparisons of the Company’s ability to consummate new collaborations or to achieve significant milestones with existing collaborators. Further, Intrexon believes it is useful when evaluating its financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital.

The following table presents a reconciliation of net income (loss) attributable to Intrexon to EBITDA and also to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA per share, for each of the periods indicated:

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
	(In thousands)
Net loss attributable to Intrexon	$(49,064)	$(40,663)	$(113,493)	$(13,566)
Interest expense	217	341	456	668
Income tax expense (benefit)	(591)	934	(2,872)	1,729
Depreciation and amortization	5,905	3,781	11,434	7,225

EBITDA	$(43,533)	$(35,607)	$(104,475)	$(3,944)
Stock-based compensation	6,631	7,855	19,797	18,011
Shares issued as compensation for services	2,606	—	5,689	480
Bad debt expense	343	591	1,183	984
Research and development license with MD Anderson Cancer Center paid in stock	—	—	—	59,579
Litigation settlement expense	—	—	4,228	—
Unrealized and realized (appreciation) depreciation in fair value of equity securities	23,469	20,609	45,800	(94,845)
Equity in net loss of affiliates	5,053	2,180	10,696	4,136
Impact of change in deferred revenue related to upfront and milestone payments	116,088	58,797	129,606	55,866

Adjusted EBITDA	$110,657	$54,425	$112,524	$40,267

Weighted average shares outstanding, basic	118,141,377	109,318,471	117,501,264	107,720,040
Weighted average shares outstanding, diluted	119,246,955	111,717,458	118,922,905	109,851,535
Adjusted EBITDA per share, basic	$0.94	$0.50	$0.96	$0.37
Adjusted EBITDA per share, diluted	$0.93	$0.49	$0.95	$0.37